SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 23, 2004.

USG Corporation

(Exact name of registrant as specified in its charter)

Commission File Number:    1-8864

Delaware	36-3329400

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

125 South Franklin Street, Chicago, Illinois	60606-4678

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(312) 606-4000

Item 5    Other Events.

     USG Corporation (NYSE: USG) is making available through its website (www.usg.com), beginning on July 23, 2004, amended documents adopted by its Board of Directors that set forth its corporate governance practices. The amended documents include charters of the Board’s Audit, Compensation and Organization, Finance, Governance, and Corporate Affairs Committees, as well as the Corporation’s Corporate Governance Guidelines.

SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USG CORPORATION Registrant
Date: July 23, 2004	By:	/s/ Stanley L. Ferguson
Stanley L. Ferguson,
Senior Vice President and General Counsel